UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

STORE Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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STORE CAPITAL CORPORATION

SUPPLEMENTAL MATERIAL TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 2, 2016

This Supplement dated May 16, 2016 amends and supplements the definitive proxy statement dated April 18, 2016 (the “Proxy Statement”) for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of STORE Capital Corporation (“we”, “our” or the “Company”) to be held on June 2, 2016, at 8:00 a.m., Scottsdale, Arizona time, with the following information.

Subsequent to filing the Proxy Statement, we retained Okapi Partners, an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Okapi Partners a fee not to exceed $40,000, plus costs and expenses, for these services.  The Company bears all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Okapi Partners, toll-free at 1-877-285-5990.